   As filed with the Securities and Exchange Commission on September 3, 1999
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------


                        PAPA JOHN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)



          Delaware                                      61-1203323
   (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                          2002 Papa John's Boulevard
                          Louisville, Kentucky 40299
           (Address of Principal Executive Offices) (Zip Code)

                                ---------------

                        PAPA JOHN'S INTERNATIONAL, INC.
                      1993 STOCK OWNERSHIP INCENTIVE PLAN
                           (Full Title of the Plan)
                                ---------------


                 Charles W. Schnatter                                         Copies to:
 Senior Vice President, Secretary and General Counsel                        June N. King
           Papa John's International, Inc.                         Greenebaum Doll & McDonald PLLC
              2002 Papa John's Boulevard                               3300 National City Tower
              Louisville, Kentucky 40299                              Louisville, Kentucky 40202
                    (502) 266-5200                                          (502) 589-4200

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                ---------------


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
        Title of                  Amount                Proposed                Proposed maximum               Amount of
       securities                 to be          maximum offering price             aggregate                registration
    to be registered            registered            per share(1)              offering price(1)                 fee
------------------------------------------------------------------------------------------------------------------------------

    Common Stock,                1,662,500
   par value $.01                  shares                $39.10                     $65,003,750                   $18,072
==============================================================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on August 30, 1999.
===============================================================================

                                    PART I


                    INFORMATION REQUIRED IN THE PROSPECTUS

  The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Papa John's International, Inc. ("Registrant" or the "Company") previously filed a Registration Statement ("First Registration Statement") on Form S-8 (Reg. No. 33-67472) covering 1,237,500 shares of Registrant's Common Stock issuable pursuant to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan (the "Plan"), a second registration statement ("Second Registration Statement") on Form S-8 (Reg. No. 333-16447) covering 2,250,000 shares of Registrant's Common Stock issuable pursuant to the Plan and a third registration statement ("Third Registration Statement") on Form S-8 (Reg. No. 333-27823) covering 1,250,000 shares of Registrant's Common Stock issuable pursuant to the Plan. This Registration Statement is being filed for the purpose of registering 1,662,500 additional shares of Registrant's Common Stock for
issuance under the Plan.   Pursuant to General Instruction E of Form S-8, the
contents of the First Registration Statement, Second Registration Statement and Third Registration Statement are incorporated by reference into this Registration Statement.

Item 8.  Exhibits.

  The following exhibits are filed as part of this Registration Statement:

     4.1  Registrant's Amended and Restated Certificate of Incorporation.
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     4.2 Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Comm. File No. 0-21660) is incorporated herein by reference.

     4.3 Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP.

     24. Powers of Attorney (included on signature page of the Registration Statement).

                                 SIGNATURES
                                 ----------

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on September 3, 1999.

                            PAPA JOHN'S INTERNATIONAL, INC.


                            By:    /s/ Charles W. Schnatter
                                --------------------------------------------
                                Charles W. Schnatter
                            Senior Vice President, Secretary and General Counsel


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Schnatter and E. Drucilla Milby and each of them such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                           Title                                      Date
  ---------                           -----                                      ----


/s/ John H. Schnatter                 Chairman, Chief Executive Officer and      September 3, 1999
--------------------------               Director (Principal Executive Officer)
John H. Schnatter


/s/ Charles W. Schnatter              Senior Vice President, Secretary,          September 3, 1999
--------------------------              General Counsel and Director
Charles W. Schnatter


/s/ Blaine E. Hurst                   Vice Chairman, President and Director      September 3, 1999
--------------------------

Blaine E. Hurst

/s/ E. Drucilla Milby                 Senior Vice President, Chief Financial Officer   September 3, 1999
-------------------------               and Treasurer (Principal Financial Officer)
E. Drucilla Milby


/s/ J. David Flanery                  Vice President and Corporate Controller          September 3, 1999
-------------------------               (Principal Accounting Officer)
J. David Flanery


/s/ O. Wayne Gaunce                   Director                                         September 3, 1999
-------------------------
O. Wayne Gaunce


/s/ Jack A. Laughery                  Director                                         September 3, 1999
-------------------------
Jack A. Laughery


/s/ Michael W. Pierce                 Director                                         September 3, 1999
------------------------
Michael W. Pierce


/s/ Richard F. Sherman                Director                                         September 3, 1999
------------------------
Richard F. Sherman

                                 EXHIBIT INDEX

  4.1  Registrant's Amended and Restated Certificate of Incorporation.  Exhibit
3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

  4.2 Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Comm. File No. 0-21660) is incorporated herein by reference.

  4.3 Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

  5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

  23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

  23.2 Consent of Ernst & Young LLP.

  24. Powers of Attorney (included on signature page of the Registration Statement).



                                5